Exhibit 10.47

REFURBISHMENT AMENDMENT
TO
LICENSE AND CONDUCT OF BUSINESS AGREEMENT

THIS REFURBISHMENT AMENDMENT TO LICENSE AND CONDUCT OF BUSINESS AGREEMENT (this “Amendment”) is entered into on August 29, 2007 (the “Refurbishment Execution Date”) but effective as of June 6, 2007 (the “Refurbishment Effective Date”), by and among TDS Franchising, LLC, a California limited liability company (“TDSF”), The Children’s Place Retail Stores, Inc., a Delaware corporation (“TCP”), Hoop Retail Stores, LLC, a Delaware limited liability company and successor to The Disney Store, LLC (“Hoop USA”), and Hoop Canada, Inc., a Canadian corporation and successor to The Disney Store (Canada) Ltd. (“Hoop Canada” and, together with Hoop USA, “Licensee”).

W I T N E S S E T H :

WHEREAS, TDSF and Licensee previously entered into that certain License and Conduct of Business Agreement dated as of November 21, 2004 (as amended to date, the “License Agreement”) (capitalized terms used herein shall have the meanings set forth on Schedule 1 hereto or in the body of this Amendment or, if no definition is set forth herein, then as set forth in the License Agreement); and

WHEREAS, pursuant to a letter dated June 6, 2007 (the “Letter”), TDSF, Licensee and TCP agreed to amend the Refurbishment obligations of Licensee under the License Agreement as well as certain other provisions of the License Agreement; and

WHEREAS, as contemplated by the Letter, each of TDSF, Licensee and TCP desires to set forth the terms of the Letter in this Amendment of the License Agreement, which Amendment, subject to execution by the parties hereto, supersedes and replaces the Letter (together with any amendments thereto entered into between the Refurbishment Effective Date and the Refurbishment Execution Date) in its entirety effective as of the Refurbishment Effective Date.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, in the Letter and in the License Agreement, the parties hereto agree as follows:

A.            Refurbishment Program and Amendment of Subparagraphs (i) and (ii) of Section 9.3.5(b) of the License Agreement.

During the period from the Refurbishment Effective Date until January 31, 2012 (unless this Amendment is terminated earlier pursuant to Section G hereof), Licensee’s obligations under subparagraphs (i) and (ii) of Section 9.3.5(b) of the License Agreement are hereby suspended and replaced by the provisions of this Section A of this Amendment, provided that, following January 31, 2012 (or, if earlier, a termination of this Amendment pursuant to Section G hereof), Licensee’s obligations under subparagraphs (i) and (ii) of Section 9.3.5(b) of the License Agreement will be automatically reinstated and deemed to be in full force and effect, without any further notice or action on the part of TDSF or Licensee.

1.             2007 Model Design.

(a)           No later than June 27, 2007, Licensee will obtain TDSF’s approval under Section 9.19.2 of the License Agreement of a new Model Design for Store Facilities and a new Model Design for Outlet Facilities to be used during 2007 and thereafter through January 31, 2012 (collectively, the “2007 Model Design”).  By November 30, 2007, Licensee will incorporate into the 2007 Model Design any desired modifications or scope adjustments requested by TDSF or Licensee that have been submitted to and approved by TDSF pursuant to Section 9.19.2 of the License Agreement, which modifications and scope adjustments will be effective for all Facilities utilizing the 2007 Model Design with respect to which the Refurbishment or construction commences after January 1, 2008 or, with respect to any such modifications or scope adjustments that are substantial in nature, after the earliest, reasonably practicable date in 2008.  In order to satisfy the June 27, 2007 deadline, the parties will comply with the following submission and response timeline, each such submission to be subject to the terms of Section 9.19.2 of the License Agreement:

Licensee Submission of Draft Facility Designs:	May 16, 2007
TDSF Response to Draft Facility Designs:	May 31, 2007
Licensee Submission of Final Facility Designs:	June 13, 2007
TDSF Response to Final Facility Designs:	June 27, 2007

(b)           Licensee will implement the 2007 Model Design in (i) the nine (9) Facilities set forth on Exhibit 1-A hereto in accordance with the timelines set forth on Exhibit 1-A (provided that, as noted on Exhibit 1-A, Licensee shall be entitled to implement the P&G Maintenance Plan (rather than the 2007 Model Design) at the Facility located at Crenshaw Plaza, Crenshaw, California), and (ii) the eighteen (18) new Facilities set forth on Exhibit 1-B hereto during either the Contract Year ending January 31, 2008 or the Contract Year ending January 31, 2009.  Licensee will be entitled to propose substitutes to the Facilities listed on Exhibit 1-A or Exhibit 1-B hereto, provided that (1) Licensee will be required to substitute an existing Facility of the same “type” as the replaced Facility as set forth on such exhibits, (2) the timeline for any substitute Facility on Exhibit 1-A will remain the same as the timeline for the replaced Facility, unless otherwise agreed to in writing by TDSF in its sole discretion, and (3) all substitutions will be subject to TDSF’s approval in its sole discretion.  In addition, Licensee will be entitled to propose up to four (4) new Facilities other than those set forth on Exhibit 1-B hereto in which to implement the 2007 Model Design during the Contract Year ending January 31, 2008, subject to Licensee’s compliance with all of the approval requirements under Section 9.19 of the License Agreement.

(c)           During the Contract Years ending January 31, 2008, 2009, 2010, 2011 and 2012, Licensee will implement the 2007 Model Design in the Facilities set forth on Exhibit 2 hereto in accordance with the timeline set forth on such exhibit.

(d)           Licensee will be entitled to perform its obligations under this Section A.1 by implementing the 2007 Model Design in either existing or new Facilities, subject to the limitations set forth in Section 9.3.1(a) of the License Agreement, which is hereby deleted and replaced in its entirety with the following (which amendment of Section 9.3.1(a) shall survive the completion of the Refurbishment program under this Section A indefinitely):

“9.3.1  (a)  Permitted Openings.  Subject to the provisions of Section 9.3.1(c) and Section 9.3.3, Licensee shall be permitted to open Facilities at locations selected by Licensee without seeking or obtaining TDSF’s approval of such locations as follows (collectively, the “Permitted Openings”): (i) during the Stub Period and the first (1st) and second (2nd) Contract Years (ending January 31, 2006 and 2007, respectively), Licensee shall be permitted to open up to (but not more than) fifteen (15) Facilities in the aggregate at locations selected by Licensee, provided, that (A) the aggregate number of such Facilities opened by Licensee during the Stub Period and the first (1st) Contract Year shall not exceed seven (7) and (B) the aggregate amount of liability under each lease for each such Facility (consisting of base rent, percentage rent, common area maintenance charges, taxes and other comparable payment obligations) during the full term of such lease entered into during the Stub Period or the first (1st) or second (2nd) Contract Year shall not exceed Five Million Dollars ($5,000,000) per lease with respect to more than ten (10) of such Facilities or Seven Million Five Hundred Thousand Dollars ($7,500,000) with respect to any lease for any such Facility; (ii) during the third (3rd) Contract Year (ending January 31, 2008), Licensee shall be permitted to open any or all of the eighteen (18) new Facilities set forth on Exhibit 1-B hereto; (iii) during each of the fourth (4th), fifth (5th), sixth (6th) and seventh (7th) Contract Years (ending January 31, 2009, 2010, 2011 and 2012, respectively), Licensee shall be permitted to open up to (but not more than) twenty-five (25) new Facilities at locations selected by Licensee, provided that, during the fourth (4th) Contract Year, Licensee shall open any of the eighteen (18) new Facilities set forth on Exhibit 1-B hereto that were not opened during the third (3rd) Contract Year (provided that any unused portion of such allotment in any such Contract Year may be rolled over to the next succeeding Contract Year so long as the maximum number of new Facilities in any Contract Year set forth in this subparagraph (iii), including roll-overs, will not exceed thirty (30)); and (iv) during the eighth (8th) Contract Year (ending January 31, 2013) and each Contract Year thereafter, Licensee shall be permitted to open up to (but not more than) twenty percent (20%) of the number of Facilities operated by Licensee on the first day of each such Contract Year at locations selected by Licensee, provided that (I) in the event that Licensee does not open the maximum number of Facilities permitted by this subparagraph (iv) in a particular Contract Year (the “Permitted Openings Measurement Year”), the number of Facilities that Licensee shall be permitted to open at locations selected by Licensee in the next Contract Year shall be increased by the lesser of (x) the number of Facilities so permitted but not opened during the Permitted Openings Measurement Year and (y) five percent (5%) of the number of Facilities operated by Licensee on the first day of the Permitted Openings Measurement Year and (II) during any Contract Year in which Licensee is not in full compliance with all Refurbishment, retrofit, remodel, refresh, enhancement and maintenance obligations hereunder, the number of Facilities that Licensee shall be permitted to open at locations selected by Licensee during such Contract Year pursuant to this subparagraph (iv) shall be limited to twenty-five (25).  For purposes of clarification, the number of Permitted Openings permitted by this Section 9.3.1(a) shall be in addition to (1) Lease Extension Arrangements with respect to Facilities already operating during the applicable Contract Year, and (2) replacements of any Facilities that are closed during the applicable Contract Year (excluding replacements of Non-Core Stores unless a new Facility replacing any such Non-Core Store shall be opened in the same Shopping Mall, Select Street Location or Qualifying Strip Center as the closed Non-Core Store).  Thus, by way of example and not limitation, if, at the beginning of the eighth (8th) Contract Year, Licensee operated three hundred (300) Facilities, and if, during such eighth (8th) Contract Year, Licensee entered into Lease Extension Arrangements to renew expiring Lease Agreements for ten (10) of such Facilities and closed five (5) Facilities in accordance with the terms of this Agreement, Licensee would be permitted to select the locations at which to open five (5) new Facilities to replace the five (5) closed Facilities plus sixty (60) additional locations pursuant to subparagraph (iv) of this Section 9.3.1(a), in each case without seeking or obtaining TDSF’s approval of such locations.”

(e)           Without limiting any other term contained in this Section A.1, for each Facility subject to this Section A.1, Licensee will comply with all of the approval requirements under Section 9.19 of the License Agreement, including, without limitation, the submission for TDSF’s approval of the budget and background information required under Section 9.19.2(a) and all construction Contracts under Section 9.19.3.

2.             Retrofit Plan for Mickey Facilities.

(a)           No later than July 5, 2007, Licensee will (i) conduct and deliver to TDSF a written review of all existing Facilities bearing the “Mickey” design (excluding those “Mickey” design Facilities that will be Refurbished under the preceding Section A.1) and the “Castle” design (if such “Castle” design was constructed by Licensee after the date of the License Agreement) (collectively, including such “Castle” design Facilities, the “Mickey Stores”), which review will be based on the information contained in the Gear Management report previously submitted by TDSF to Licensee and such additional information as is reasonably related thereto, and (ii) based on such review, prepare and deliver to TDSF an enhanced maintenance, remodel and retrofit plan for the Mickey Stores (the “Mickey Retrofit Plan”).  The parties agree that the Mickey Retrofit Plan will be implemented at all Mickey Stores (other than the two (2) identified on Exhibit 3 hereto) in accordance with the following schedule:  The Mickey Retrofit Plan will be completed at (x) a minimum of five (5) Mickey Stores by December 31, 2007, (y) a minimum of fourteen (14) additional Mickey Stores by March 31, 2008 (i.e., a total of nineteen (19) by March 31, 2008), and (z) all remaining Mickey Stores by June 30, 2008.  The Mickey Retrofit Plan will be deemed to include such implementation schedule, which will supersede and replace any other implementation schedule that may have been submitted by Licensee as part of the Mickey Retrofit Plan.  Licensee will also submit construction timelines for each Mickey Store consistent with the foregoing implementation schedule, which construction timelines, subject to the written approval of TDSF in its sole discretion, shall also become part of the Mickey Retrofit Plan and will supersede and replace any other construction timelines that may have been submitted by Licensee as part of the Mickey Retrofit Plan.  In the event Licensee desires at any time to modify any such construction timeline (but still consistent with the foregoing implementation schedule for the Mickey Stores), Licensee may submit such proposed modification to TDSF for approval, which approval shall be granted or denied by TDSF in writing in its sole discretion, and any such modification that is so approved by TDSF shall be deemed to be incorporated into the Mickey Retrofit Plan.

(b)           Subject to TDSF’s approval of the Mickey Retrofit Plan pursuant to Section 9.19.2 of the License Agreement, Licensee will implement the Mickey Retrofit Plan at two (2) Mickey Stores on a test basis as set forth on Exhibit 3 hereto and in accordance with the timeline set forth on such exhibit and, subject to TDSF’s approval pursuant to Section 9.19.2 of the License Agreement, will incorporate therein any desired modifications or scope adjustments based on such test sites.  Thereafter, Licensee will implement the Mickey Retrofit Plan in accordance with the implementation schedule described in the preceding subparagraph (a).

(c)           Without limiting any other term contained in this Section A.2, for each Mickey Store included in the Mickey Retrofit Plan, Licensee will comply with all of the approval requirements under Section 9.19 of the License Agreement, including, without limitation, the submission for TDSF’s approval of the Design Proposal, budget and background information required under Section 9.19.2(a) and all construction Contracts under Section 9.19.3.

3.             Maintenance Plan for Pink & Green Facilities.

(a)           Licensee will conduct a review of all existing Facilities bearing the “Pink & Green” design and the “Castle” design (if such “Castle” design was constructed prior to the date of the License Agreement) (collectively, including such “Castle” design Facilities, the “P&G Stores”).  Such review will be based on the condition of each P&G Store and, as applicable, the shopping mall condition, planned shopping mall improvements and planned closures.

(b)           Based on such review, Licensee will prepare and deliver to TDSF enhanced maintenance and remodel plans for the P&G Stores, which will include, without limitation, carpet replacement, media wall repairs, cleaning, and fixture and theming repair (excluding animatronics) (the “P&G Maintenance Plan”).  The P&G Maintenance Plan will be delivered to TDSF with respect to at least one-half (1/2) of the P&G Stores by July 17, 2007 and with respect to the remainder by September 15, 2007.  In addition, subject to any required TDSF approvals under Section 9.19 of the License Agreement, Licensee will implement an enhanced maintenance and remodel of the two (2) P&G Stores set forth on Exhibit 4 hereto on a test basis and in accordance with the timeline set forth on such exhibit.  Subject to TDSF’s approval pursuant to Section 9.19.2 of the License Agreement, Licensee will incorporate into the P&G Maintenance Plan any modifications or scope adjustments requested by TDSF or Licensee based on such test sites.  The P&G Maintenance Plan will be implemented at a minimum of one-half of the P&G Stores during the period from August 1, 2007 to March 31, 2008 and at all remaining P&G Stores during the period from April 1, 2008 to June 30, 2008, which implementation schedule is deemed to be included in the P&G Maintenance Plan (notwithstanding anything to the contrary that may have been submitted by Licensee as part of the P&G Maintenance Plan).  Licensee will be entitled, by providing written notice to TDSF, to move one or more P&G Stores between these two time periods, provided that Licensee shall nonetheless still implement the P&G Maintenance Plan at a minimum of one-half of the P&G Stores by March 31, 2008 and at the remainder by June 30, 2008.  In addition, with respect to any P&G Store, Licensee may elect to implement the 2007 Model Design rather than the P&G Maintenance Plan (in which case the requirement to implement the P&G Maintenance Plan with respect to such P&G Store will be deemed to be complied with by Licensee by implementation of the 2007 Model Design instead), provided that (i) Licensee commences the implementation of the 2007 Model Design at such P&G Store within the time period otherwise required for the completion of the P&G Maintenance Plan at such P&G Store, (ii) Licensee informs TDSF in writing of such election and of the completion date for the implementation of the 2007 Model Design at such P&G Store, and TDSF approves such completion date in its sole discretion, and (iii) the completion of the 2007

Model Design at such P&G Store by such approved completion date will be deemed to be a new, distinct, separate and binding obligation of Licensee hereunder.

(c)           Licensee will obtain TDSF’s final approval of the P&G Maintenance Plan, together with any modifications or scope adjustments thereto, by September 30, 2007.  Once approved by TDSF in its sole discretion, Licensee will implement the P&G Maintenance Plan in accordance with the implementation schedule described in the preceding subparagraph (b).

(d)           Without limiting any other term contained in this Section A.3, for each P&G Store included in the P&G Maintenance Plan (or at which the 2007 Model Design will be implemented, if applicable), Licensee will comply with all of the approval requirements under Section 9.19 of the License Agreement, including, without limitation, the submission for TDSF’s approval of the Design Proposal, budget and background information required under Section 9.19.2(a) and all construction Contracts under Section 9.19.3.

4.             Michigan Avenue Store Remodel.

No later than May 31, 2007, Licensee will prepare and deliver to TDSF a refresh and enhancement plan for the Michigan Avenue Store, which will require an aggregate capital expenditure investment of not less than Two Hundred Thousand Dollars ($200,000).  Such plan will be subject to the approval of TDSF pursuant to Section 9.19.2 of the License Agreement.  Once approved by TDSF, Licensee will complete such refresh and enhancement of the Michigan Avenue Store by October 31, 2007.

5.             Board Approval.

TCP and Licensee hereby represent and warrant to TDSF that, prior to the execution of the Letter by TCP and Licensee, the Boards of Directors of each of TCP and Licensee specifically authorized and approved (i) the Refurbishments, retrofits, remodels, refreshes, enhancements and maintenance of the Facilities set forth in this Section A in accordance with the provisions contained herein, (ii) capital expenditures of One Hundred Seventy-Five Million Dollars ($175,000,000) in connection therewith during the period of time commencing on the Refurbishment Effective Date and continuing through and including the Contract Year ending January 31, 2012 (based on the estimated costs set forth in Exhibit 5 hereto), and (iii) a sources and uses table approved by TDSF setting forth the specific sources of all funds anticipated to be used in connection with Licensee’s performance of such obligations.

6.             Certification of Compliance.

Within thirty (30) days following the end of each Fiscal Quarter of Licensee beginning with the Fiscal Quarter in which the Refurbishment Effective Date occurred, TCP and Licensee will provide a written certification (the “Quarterly Compliance Certification”) to TDSF stating that Licensee has complied with all of its Refurbishment, retrofit, remodel, refresh, enhancement and maintenance obligations under the License Agreement (subject to the first paragraph of this Section A), the Michigan Purchase Agreement, the Outlet Acquisition Agreement and any other related agreements entered into in connection therewith, including and specifically referencing those obligations set forth in this Section A, except with respect to any non-compliance that is specifically described in any such Quarterly Compliance Certification in sufficient detail for TDSF to understand the nature and extent of such non-compliance.  Each Quarterly Compliance Certification will be duly executed by the Chief Financial Officer(s) of each of TCP and Licensee, provided that such Chief Financial Officer(s) will not have personal liability for the Quarterly Compliance Certifications.  Each of TCP and Licensee will be responsible for and jointly and severally liable for the truth and accuracy of the Quarterly Compliance Certifications.

7.             General Terms Pertaining to Refurbishment Obligations.

(a)           To the extent the approval of TDSF is required in connection with the Refurbishment, retrofit, remodel, refresh, enhancement and maintenance program set forth in this Section A (whether pursuant to this Section A or any provision of the License Agreement), TDSF’s grant of an “approval with comments” will be deemed to constitute an approval for such purposes so long as, within five (5) Business Days following Licensee’s receipt thereof, Licensee shall in writing accept all of such comments and agree to fully comply therewith.

(b)           All timelines and deadlines contained herein constitute firm commitments from Licensee, with no right to any extensions based on any required landlord consents, governmental permits, unforeseeable events or other variables or contingencies that may occur during the course of the refurbishment and renovation activities contemplated hereby, all of which variables and contingencies must be taken into account by Licensee as part of its planning to satisfy the required timelines and deadlines.

B.            Amendment of Section 7.1.2 of the License Agreement.

Section 7.1.2 of the License Agreement is hereby amended by adding the following at the end thereof:

“Notwithstanding the foregoing provisions of this Section 7.1.2, for any Non-Core Store with respect to which the original Lease Agreement has been or is renewed or extended pursuant to a Long-Term Lease, the full Monthly Facilities Royalty Amount of five percent (5%) shall become payable with respect to Net Retail Sales from such Non-Core Store (if it had not previously become payable under the other provisions of this Section 7.1.2) effective as of the later to occur of (i) the Non-Core Required Refurbishment Date for such Non-Core Store or (ii) February 4, 2007, unless, by the Non-Core Required Refurbishment Date for such Non-Core Store, such Non-Core Store has been Refurbished (in which event the other provisions of this Section 7.1.2 shall be controlling); provided that this sentence shall not apply to the Michigan Avenue Store or to the Facility located on Post Street, San Francisco, California or the Facility in the Crenshaw Plaza, Crenshaw, California.  The preceding sentence shall be deemed to be effective as of February 4, 2007.”

C.            Amendments Pertaining to Section 6 of the License Agreement.

1.             Section 6.1.1 of the License Agreement is hereby amended by replacing subparagraph (a) thereof with the following:

“(a) the “flagship” and studio stores located at (i) 711 Fifth Avenue, New York, New York, which exists as of the Effective Date and operates under the name “World of Disney”, provided that, at any time and from time to time TDSF and its Affiliates may elect, in their sole discretion, to rename such store and/or to replace such store (and replace any replacement of such store) by relocating such store (and any replacement of such store) to any location within the area between 38th Street and 60th Street and between Park Avenue and Tenth Avenue within the Borough of Manhattan, New York, New York (and provided that any such existing store and any such replacement store may co-exist concurrently for a reasonably limited period of time during any transition from any such existing store to any such replacement store), and (ii) 500 South Buena Vista Street, Burbank, California (Disney Studio Lot) existing as of the Effective Date and operating under the “Disney Store” name (collectively, the “TDSF Flagship Stores”),”

2.             Section 6.2.2 of the License Agreement is hereby deleted and replaced in its entirety with the following:

“6.2.2      In addition to the provisions of Section 6.2.1, TDSF’s and its Affiliates’ right to grant one (1) or more DTR Licenses with respect to any and all categories of consumer products to one (1) or more chains of Children’s Specialty Retail Stores shall be subject to the following limitations:

(a)           During the Term, (i) at least fourteen (14) Business Days prior to granting or voluntarily renewing any DTR License authorizing one (1) or more Property-Product Combinations to a chain of Children’s Specialty Retail Stores, TDSF or any such Affiliate shall provide to Licensee written notice of its desire to so grant or voluntarily renew such DTR License (the “DTR Notice”), which DTR Notice shall set forth (x) the approximate proposed initial term and renewal term(s), if any, of such DTR License and only such additional material non-economic, non-financial terms or information of such DTR License as are necessary to enable Licensee to perform the calculations required pursuant to this Section 6.2.2(a) (without any requirement to identify by name the entity potentially entering into such DTR License) and (y) the aggregate Licensee Percent LTM Sales for all Property-Product Combinations authorized under all other DTR Licenses granted to chains of Children’s Specialty Retail Stores by TDSF or its Affiliates after the Effective Date but prior to the date of such DTR Notice that remain in effect at the time of such DTR Notice (and that will remain in effect at the time the proposed new DTR License to a chain of Children’s Specialty Retail Stores will be granted) as such Licensee Percent LTM Sales were originally calculated at the time such other DTR Licenses were granted or voluntarily renewed (i.e., not the Licensee Percent LTM Sales for the Property-Product Combinations authorized under such other DTR Licenses at the time of such DTR Notice for the proposed new DTR License) (“Pre-Existing Percent LTM Sales”), and (ii) TDSF and its Affiliates shall not so grant or voluntarily renew the DTR License described in such DTR Notice if, at the time of such DTR Notice, the Licensee Percent LTM Sales for the Property-Product Combination(s) to be authorized under such DTR License, together with the Pre-Existing Percent LTM Sales, would in the aggregate exceed (A) during the Stub Period and each of the first (1st) and second (2nd) Contract Years, ten percent (10%); (B) during each of the third (3rd) and fourth (4th) Contract Years, twenty percent (20%); and (C) during the fifth (5th) Contract year and each Contract Year thereafter, thirty percent (30%); provided, that (xx) the preceding subparagraphs (i) and (ii) of this Section 6.2.2(a) shall apply only in the case of any such voluntary renewal following the expiration date of the applicable DTR License as provided under the terms thereof and shall not under any circumstances apply in the case of any such renewal that is automatic under, or otherwise required or permitted (including, without limitation, upon the exercise of any option or right to renew or extend for any specified period(s) of time) by, the terms of such DTR License and (yy) for purposes of clarification, (1) if any such DTR License to be granted by TDSF or its Affiliates to a chain of Children’s Specialty Retail Stores does not provide for a license with respect to any of the DTR Product Categories or (2) if any such DTR License to be granted by TDSF or its Affiliates to a chain of Children’s Specialty Retail Stores does not provide for a license with respect to any of the Character Properties or (3) if any such DTR License is to be granted to a Specialty Retail Store but such Specialty Retail Store does not qualify as a Children’s Specialty Retail Store, then in any such case the provisions of this Section 6.2.2 shall not be applicable to such DTR License nor limit, restrict or otherwise prohibit such DTR License in any manner whatsoever;

(b)           During the Initial Term, TDSF and its Affiliates shall not grant to any individual chain of Children’s Specialty Retail Stores any DTR License (or, in connection therewith, enter into any related Contract or authorization) authorizing the use of any individual Character Property in connection with more than six (6) DTR Product Categories, provided, that Licensee acknowledges and agrees that this Section 6.2.2(b) shall not, and shall not be deemed to, limit, restrict or otherwise prohibit TDSF and/or its Affiliates in any manner whatsoever from granting DTR Licenses to more than one (1) chain of Children’s Specialty Retail Stores, which DTR Licenses may taken together authorize the use of any individual Character Property in connection with more than six (6) DTR Product Categories;

(c)           During the Term, TDSF and its Affiliates shall not grant to any chain of Children’s Specialty Retail Stores any DTR License (or, in connection therewith, enter into any related Contract or authorization) authorizing the use, in connection with any DTR Product Category, of any Character Property that was introduced to the public within the Territory for the first time during the six (6) Retail Months immediately preceding the date on which such DTR License is granted unless such Character Property is derived from or based on or featured or displayed in, in whole or in part, directly or indirectly, (i) any Disney-Branded Property existing as of the Effective Date or, if introduced after the Effective Date, that has been in use within the Territory for at least six (6) Retail Months or (ii) any Motion Picture Property that is derived from or based on or is a sequel to any other Motion Picture Property; provided that, with respect to any Character Property to which the restriction contained in this Section 6.2.2(c) would otherwise apply, such restriction shall not apply and shall be rendered null and void unless, at least sixty (60) days prior to the first introduction of such Character Property to the general public, Licensee shall have submitted to TDSF a written, reasonably detailed merchandising and sales plan with respect to Disney Merchandise featuring such Character Property, together with a written certification from the Chief Financial Officer of Licensee and TCP stating that, in the good faith, reasonable judgment of such person(s), sales of Disney Merchandise that feature such Character Property will exceed five percent (5%) of the Net Retail Sales generated by all of the Facilities during the period commencing on the date that is one (1) week prior to the first introduction of such Character Property to the general public and ending eight (8) weeks thereafter; and

(d)           During the Term, each DTR License granted by TDSF or any of its Affiliates to any chain of Children’s Specialty Retail Stores that is subject to the provisions of this Section 6.2.2 shall include a provision expressly prohibiting the use of any Character Properties authorized for use thereunder in a manner that is not authorized thereby or does not comply therewith; provided, that, in the event such express prohibition is breached or violated by such chain of Children’s Specialty Retail Stores or any Children’s Specialty Retail Store therein, TDSF or such Affiliate shall determine in its sole discretion whether, to what extent and in what manner, if any, to enforce such express prohibition, and Licensee shall have no recourse or remedy nor be entitled to any abatement or reduction of any payments or other obligations hereunder on account of such unauthorized or non-compliant use by such chain of Children’s Specialty Retail Stores or such Children’s Specialty Retail Store therein or any determination to enforce (in whole or in part) or not enforce (in any manner whatsoever, in whole or in part) such prohibition that is made by TDSF or such Affiliate with respect thereto;”

3.             Section 6.2.4 of the License Agreement is hereby deleted and replaced in its entirety with the following:

“6.2.4      For purposes of clarification, the limitations set forth in the preceding Sections 6.2.2 and 6.2.3 shall not, under any circumstances, apply to or be deemed to apply to (i) any Non-Disney-Branded Properties; (ii) any consumer products offered for sale by any Mass Merchandiser or Children’s Specialty Retail Store that are acquired by such retailer by any means other than by a DTR License (“Non-DTR Products”) (e.g., consumer products acquired by a Children’s Specialty Retail Store from another licensee of TDSF or its Affiliates would not be subject to such limitations), provided, that, if seventy percent (70%) or more of the gross leaseable square feet of any Walled Store-Within-a-Store or unwalled Store-Within-a-Store Format within a physical retail store operated by a Mass Merchandiser is occupied by Softlines and/or Toys/Plush that bear, feature or incorporate any Character Property and are produced under a General DTR License granted by TDSF or any of its Affiliates to such Mass Merchandiser, any Non-DTR Products that bear, feature or incorporate one (1) or more Disney-Branded Properties and that occupy any portion of such Walled Store-Within-a-Store or unwalled Store-Within-a-Store Format shall be included among the consumer products aggregated into such Walled Store-Within-a-Store or unwalled Store-Within-a-Store Format for purposes of calculating the size of such Walled Store-Within-a-Store or unwalled Store-Within-a-Store Format pursuant to Section 6.2.3; (iii) digital video discs, home videos or other comparable forms of home entertainment products; or (iv) any DTR License with respect to Disney-Branded Properties previously granted to any chain of Specialty Retail Stores and existing as of the Effective Date (“Existing DTR Licenses” and any such Existing DTR License with a Children’s Specialty Retail Store, an “Existing Children’s DTR License”), including, without limitation, any such DTR License with respect to one (1) or more DTR Product Categories set forth on Schedule 6.2.4, and any such Existing Children’s DTR Licenses shall be excluded for purposes of the calculations required pursuant to Section 6.2.2(a), provided, that, (a) following the Effective Date, under no circumstances shall any such Existing DTR License with respect to Disney-Branded Properties and pertaining to one (1) or more DTR Product Categories previously granted to any chain of Children’s Specialty Retail Stores described in this subparagraph (iv) that would violate the terms of either of Sections 6.2.2 or 6.2.3 be extended or voluntarily renewed following the expiration date of any such Existing Children’s DTR License as provided under the terms thereof unless such extension or renewal is automatic under, or otherwise required or permitted (including, without limitation, upon the exercise of any option or right to renew or extend for any specified period(s) of time) by, the terms of such Existing

Children’s DTR License, and (b) in the event that any such Existing Children’s DTR License with respect to Disney-Branded Properties and pertaining to one (1) or more DTR Product Categories previously granted to any chain of Children’s Specialty Retail Stores described in this subparagraph (iv) is extended or voluntarily renewed following the expiration date thereof as provided under the terms of such Existing Children’s DTR License (other than any such extension or renewal that is automatic under, or otherwise required or permitted (including, without limitation, upon the exercise of any option or right to renew or extend for any specified period(s) of time) by, the terms of such Existing Children’s DTR License), such Existing Children’s DTR License shall be included for purposes of the calculations required pursuant to Section 6.2.2(a).  For purposes of clarification, the Existing DTR Licenses set forth on Schedule 6.2.4 reflect TDSF’s good faith efforts to identify all Existing DTR Licenses with respect to Disney-Branded Properties and pertaining to one (1) or more DTR Product Categories previously granted to any chain of Specialty Retail Stores and existing as of the Effective Date, but Schedule 6.2.4 shall not be deemed to be an exhaustive list of all such Existing DTR Licenses and the omission of any such Existing DTR License from such Schedule 6.2.4 shall not be or be deemed to be a breach by TDSF of this Section 6.2.4 or any other provision of this Agreement, and no representation or warranty is made or deemed to be made hereby with respect to the completeness or accuracy of Schedule 6.2.4.”

4.             The definitions of “Licensee Percent LTM Sales,” “Property-Product Combination” and “Specialty Retail Store” in the License Agreement are hereby deleted and replaced in their entirety with the following:

“Licensee Percent LTM Sales” shall mean, with respect to any proposed new DTR License to be granted by TDSF or its Affiliates after the Effective Date to a chain of Children’s Specialty Retail Stores, the percentage of Licensee’s Net Retail Sales derived, during the full twelve (12) Retail Month period completed immediately preceding the Retail Month in which the DTR Notice pertaining to such proposed new DTR License is provided, from a particular Property-Product Combination authorized or to be authorized under such DTR License.”

“Property-Product Combination” shall mean, with respect to a DTR License granted to a chain of Children’s Specialty Retail Stores by TDSF or its Affiliates, the combination of (i) a particular Character Property authorized to be used under such DTR License and (ii) a particular DTR Product Category in connection with which such particular Character Property is authorized to be used under such DTR License.”

“Specialty Retail Store” shall mean a retail store that, within the Territory, is known, identified, promoted or held out to the public as being part of a chain of retail stores with the following elements and characteristics:  (i) all stores in the chain within the Territory operate under the same nationally or regionally recognizable brand name (regardless of whether such stores are operated by one owner or by different franchisees), (ii) the chain consists of more than eighty (80) retail stores within the Territory (or, for purposes of the limitations on DTR Licenses granted by TDSF and/or its Affiliates to one (1) or more chains of Children’s Specialty Retail Stores set forth in Section 6.2.2, the chain of Children’s Specialty Retail Stores consists of more than sixty (60) retail stores within the Territory), (iii) the average size of stores within the chain within the Territory is less than twenty thousand (20,000) gross leaseable square feet, (iv) all stores within the chain within the Territory primarily offer Softlines and/or Hardlines with a specific emphasis on one category or type of consumer product (e.g., apparel, cookware, electronics, music, etc.) as opposed to a wide variety of consumer products organized by department or otherwise, such as in a Department Store, and (v) the stores within the chain within the Territory generally offer merchandise on a full-retail pricing model rather than a discount or warehouse pricing model, except for periodic promotional and seasonal sales.”

5.             The following definition of “Children’s Specialty Retail Store” is hereby added to the License Agreement:

“Children’s Specialty Retail Store” shall mean a Specialty Retail Store that, within the Territory, is primarily focused on the offer, sale and promotion of Softlines and/or Hardlines for use by children up to and including fourteen (14) years of age, even though a portion of its product offerings may consist of products and merchandise designed for individuals older than fourteen (14) years of age.  As of the Effective Date, examples of “Children’s Specialty Retail Stores” shall be deemed to include Gap Kids, Baby Gap, Pottery Barn Kids, Gymboree, The Children’s Place, Pumpkin Patch, Janie and Jack, and Carters.”

6.             Schedule 1(c) of the License Agreement is hereby deleted and replaced in its entirety with Exhibit 6 hereto, and Schedule 6.2.4 of the License Agreement is hereby amended by deleting the following sentence therefrom:

“Notwithstanding anything to the contrary contained in the Agreement, the Limited Too DTR License described above shall be deemed to be included for purposes of the calculations required pursuant to Section 6.2.2(a) of the Agreement.”

7.             The parties hereby agree that, for purposes of calculating Pre-Existing Percent LTM Sales under Section 6.2.2(a) of the License Agreement, from and after the Refurbishment Effective Date, (i) DTR Licenses granted to Fossil, Swarovski and Payless Shoe Stores will be specifically excluded from such calculations, and (ii) the only DTR License existing as of the Refurbishment Effective Date that may potentially be included in such calculation is the DTR License granted to Stride Rite/Robeez, provided that, in the case of such DTR License, (x) such DTR License remains in effect at the time any proposed new DTR License to a chain of Children’s Specialty Retail Stores is granted and (y) this subparagraph (ii) does not constitute an admission or acknowledgement by TDSF that Stride Rite/Robeez does or will constitute a “Children’s Specialty Retail Store” hereunder at the time any proposed new DTR License to a chain of Children’s Specialty Retail Stores is granted in the future, which determination will be made at such time.

D.            Amendment of Section 9.6.1 of the License Agreement.

Section 9.6.1 of the License Agreement is hereby amended by adding the following at the end thereof:

“No later than December 31, 2007, Licensee will conduct consumer research regarding the shopping behavior of customers of the Outlet Facilities, with the format, content, methodology and all other elements and components of such consumer research to be subject to the approval of TDSF in its sole discretion and the results of such consumer research to be presented by Licensee to TDSF in such form and format as TDSF may request in its business judgment.  If the results of such consumer research indicate that a differentiated merchandise plan for the Outlet Facilities will be likely to improve the performance of such Facilities or will otherwise be advantageous as determined by TDSF in its business judgment, Licensee will (i) during 2008, develop a merchandising plan for the Outlet Facilities that is differentiated from the Store Facilities, which plan will be subject to the approval of each of Licensee and TDSF in its respective business judgment, and establish the manufacturing, administrative and distribution infrastructure necessary to implement such merchandising plan, and (ii) no later than February 1, 2009, implement such merchandising plan in all of the Outlet Facilities.”

E.             Amendment of Section 5.1.3(h) of the License Agreement.

Section 5.1.3(h) of the License Agreement is hereby deleted and replaced in its entirety with the following:

“(h)         In the event that Licensee demonstrates, to the satisfaction of TDSF in its business judgment, that a Disney-Branded Property proposed to be featured on or incorporated in any SKU of any Article submitted by Licensee to TDSF for approval under this Section 5.1 is, at the time of such submission, featured on or incorporated in a consumer product of the exact same type as such submitted Article, which consumer product is available for retail purchase either (1) from TWDC or its Affiliates through DISNEYLAND Resort and/or WALT DISNEY WORLD Resort (excluding souvenirs offered through DISNEYLAND Resort and/or WALT DISNEY WORLD Resort), (2) from an Other Disney Store Operator in Europe, or (3) from Department Stores or Specialty Retail Stores within the Territory that offer such consumer product that has been manufactured by TWDC’s third party licensees, then TDSF shall not withhold its approval of the use of such Disney-Branded Property on such SKU of such Article proposed by Licensee, provided, that, (i) if such Disney-Branded Property is, at the time of such submission, featured on a consumer product that is available for purchase from an Other Disney Store Operator in Europe, TDSF may, in its sole discretion, impose conditions or other restrictions in connection with such approval of the use of such Disney-Branded Property on such SKU of such Article by Licensee within the Territory based on such considerations and factors relating to the Territory as TDSF may deem relevant in its sole discretion, including, without limitation, release schedules for entertainment properties within the Territory, overexposure and underexposure of particular Disney-Branded Properties within the Territory and other factors relating to the timing of the introduction of such SKU of such Article within the Territory, and (ii) Licensee shall nonetheless be required to obtain all other approvals from TDSF required pursuant to this Section 5.1, including, without limitation, approval of the form, style and manner in which such Disney-Branded Property is used in connection with such SKU of such Article.  If Licensee believes any submission to TDSF is made in accordance with this Section 5.1.3(h), Licensee shall so indicate to TDSF in writing at the same time Licensee submits Conceptual Materials to TDSF in accordance with Section 5.1.1.”

F.             Amendment of Section 16 of the License Agreement.

1.             Section 16.2 of the License Agreement is hereby deleted and replaced in its entirety with the following:

“16.2       Early Termination.  In the event of the early termination of this Agreement by either party hereto, Licensee shall continue to have the rights hereunder with respect to the use of the Licensed Materials provided in, and shall continue to operate the Business in accordance with, and each of the parties shall continue to be bound by the terms and conditions of, Sections 1 (as applicable), 3 (other than Section 3.2), 4 (other than Section 4.11), 5, 7, 9 (other than Sections 9.9.3 and 9.9.8), 10, 11, 12, 15, 16, 17, 18, 19 and 21 until (i) if TDSF or any of its Affiliates elects (within the time period specified by Section 15.1.3) to purchase or cause a Third Party Purchaser to purchase all of the Facilities pursuant to Section 15, the date as of which the Purchase Process is completed, (ii) if TDSF or any of its Affiliates elects (within the time period specified by Section 15.1.3) to purchase or cause a Third Party Purchaser to purchase any Designated Facilities pursuant to Section 15 and such Purchase Process is completed but for less than all of the Facilities, or if such Purchase Process is commenced but subsequently abandoned, then the date that is six (6) months following such partial completion or such abandonment, or (iii) if TDSF and its Affiliates do not elect (within the time period specified by Section 15.1.3) to purchase or cause a Third Party Purchaser to purchase any Designated Facilities pursuant to Section 15, the date that is six (6) months following the date of such termination of this Agreement; provided, that, with respect to any Facility that Licensee has been unable to close within the six (6) month period referenced in the preceding subparagraph (ii) or (iii) notwithstanding the exercise of Licensee’s best efforts, such six (6) month period will be extended up to a maximum of twelve (12) months so long as Licensee continues to use its best efforts to close such Facility as soon as practicable during such extended period.  Following such time period described in the preceding sentence, Licensee shall, at its sole cost and expense, cease any and all uses of the Licensed Materials, whether in connection with the Disney Merchandise, the FF&E Materials, the Marketing Materials or otherwise, and shall no longer be entitled to use the same in connection with the Facilities, the Internet Store or the Business, except (a) for such materials already in existence and previously distributed to the public, and (b) to the extent that Licensee may have rights to use any Licensed Materials pursuant to any separate agreements with TDSF or any of its Affiliates apart from this Agreement.”

2.             Section 16 of the License Agreement is hereby amended by adding the following new Section 16.6:

“16.6       Notwithstanding anything contained herein to the contrary, unless otherwise agreed to in writing by TDSF in its sole discretion, (i) following the expiration or termination of this Agreement in accordance with its terms and following either, as applicable, the completion (in whole or in part) or abandonment of the Purchase Process contemplated by Section 15 or the expiration of the period in which TDSF may elect to exercise its right to conduct a Purchase Process under Section 15 without any exercise of such right by TDSF, Licensee will immediately cease ordering any additional Disney Merchandise and will immediately cancel any orders for Disney Merchandise with respect to which the manufacturing thereof had not yet commenced as of such time and the cancellation of which will not cause Licensee to incur any material liability to the manufacturer, even if, pursuant to Section 16.1 or 16.2 hereof, Licensee may continue to operate the Business and use the Licensed Materials for a limited period of time thereafter, and (ii) upon the expiration or termination of this Agreement, Licensee will not have any rights to liquidate, sell or otherwise Transfer any Licensed Materials other than Disney Merchandise, whether consisting of FF&E Materials (including, without limitation, artwork, sculptures, flooring, signage and supplies used in the Facilities), Marketing Materials or otherwise.”

G.            TDSF Conditional Forbearance With Respect to Covered Breaches.

TDSF hereby agrees that TCP’s and Licensee’s compliance in full with the terms of this Amendment constitutes a Cure of the Covered Breaches and that, so long as this Amendment is not terminated pursuant to this Section G, TDSF will forbear from enforcing its rights and remedies under the License Agreement with respect to the Covered Breaches and will disregard the Covered Breaches in determining its rights of termination under the License Agreement (the “TDSF Conditional Forbearance”), provided that each of TCP and Licensee hereby agrees as follows:

1.             If, on any one (1) or more occasions, TCP and/or Licensee (i) fails to Refurbish, retrofit, remodel, refresh and/or enhance any individual Facility in accordance with the manner, time period and other terms specified in this Amendment, (ii) fails to deliver any single Quarterly Compliance Certification within the time period and in the manner required under Section A.6 hereof, or (iii) violates, breaches or fails to perform or comply with any other agreement, term, covenant, condition, representation, warranty or other obligation or commitment in this Amendment, in the case of each of the preceding subparagraphs (i) through (iii) whether or not cured, then, upon TDSF’s election in its sole discretion made by providing written notice thereof to TCP and Licensee, the TDSF Conditional Forbearance and this Amendment will be revoked and rendered null and void ab initio as if this Amendment had never been agreed to or executed by the parties, and TDSF will be entitled to enforce any and all of its rights and remedies arising under the License Agreement, at law or in equity with respect to the Covered Breaches, with the sole exception that, if any Covered Breach was Cured prior to the date of the occurrence of the event described in any of the preceding subparagraphs (i) through (iii) of this Section G.1, such Covered Breach will no longer be deemed to be a continuing, uncured Material Breach under the License Agreement;

2.             If, on any three (3) or more occasions, TCP and/or Licensee (i) fails to Refurbish, retrofit, remodel, refresh and/or enhance any individual Facility in accordance with the manner, time period and other terms specified in this Amendment, (ii) fails to deliver any single Quarterly Compliance Certification within the time period and in the manner required under Section A.6 hereof, or (iii) violates, breaches or fails to perform or comply with any other agreement, term, covenant, condition, representation, warranty or other obligation or commitment in this Amendment, in the case of each of the preceding subparagraphs (i) through (iii) whether or not cured, then, in addition to any other rights or remedies TDSF may have under Contract, at law or in equity, the amount of Eighteen Million Dollars ($18,000,000) will become immediately due and payable to TDSF by TCP and Licensee (each of whom will be jointly and severally liable therefor) in respect of the Covered Breaches pursuant to Section 21.24 of the License Agreement, without demand, notice or other action on the part of TDSF and without any right to defend, counterclaim, protest or cure on the part of TCP or Licensee and without regard to whether any of the Covered Breaches had been Cured prior to the occurrence of the three (3) or more events described in any of the preceding subparagraphs (i) through (iii) of this Section G.2; provided that (I) this Section G.2 will not constitute an admission by TCP or Licensee regarding Licensee’s obligations under Section 21.24 of the License Agreement (including the method of calculation of any Licensee Infringement/Breach Fee Maximum Amounts) (x) with respect to any breaches of the License Agreement other than the Covered Breaches or (y) with respect to the Covered Breaches if this Amendment is terminated in accordance with Section G.1 prior to the time TDSF is entitled to exercise its rights under this Section G.2, and (II) for purposes of clarification, this Section G.2 does constitute an admission by TCP and Licensee regarding the obligations under Section 21.24 of the License Agreement (including the method of calculation of the Licensee Infringement/Breach Fee Maximum Amounts) solely with respect to the Covered Breaches if TDSF becomes entitled to exercise its rights under this Section G.2 before this Amendment has been terminated; and

3.             If, on any five (5) or more occasions during any rolling twenty-four (24) Retail Month period following the Refurbishment Effective Date, TCP and/or Licensee (i) fails to Refurbish, retrofit, remodel, refresh and/or enhance any individual Facility in accordance with the manner, time period and other terms specified in this Amendment, (ii) fails to deliver any single Quarterly Compliance Certification within the time period and in the manner required under Section A.6 hereof, or (iii) violates, breaches or fails to perform or comply with any other agreement, term, covenant, condition, representation, warranty or other obligation or commitment in this Amendment, in the case of each of the preceding subparagraphs (i) through (iii) whether or not cured, then, in addition to any other rights or remedies TDSF may have under Contract, at law or in equity, TDSF will have the right to terminate the License Agreement by providing written notice of such termination to TCP and Licensee, without any further action on the part of TDSF and without any right to defend, counterclaim, protest or cure on the part of TCP or Licensee and without regard to whether any of the Covered Breaches had been Cured prior to the occurrence of the five (5) or more events described in any of the preceding subparagraphs (i) through (iii) of this Section G.3.

TDSF’s rights and remedies under the preceding Sections G.1, G.2 and G.3 are cumulative and exercisable by TDSF either together or separately, subject only to the occurrence of the requisite number of events described in any of subparagraphs (i) through (iii) of Sections G.1, G.2 and/or G.3 and provided that, if the TDSF Conditional Forbearance and this Amendment are revoked by TDSF pursuant to Section G.1 prior to the occurrence of the requisite number of events described in subparagraphs (i) through (iii) of Section G.2 or G.3, then, without limiting any of its rights or remedies under the License Agreement, TDSF will not be entitled to exercise its rights under Section G.2 or G.3, as applicable.  Subject to the first paragraph of Section A of this Amendment, the TDSF Conditional Forbearance will not apply to any Material Breaches other than the Covered Breaches nor to any future or different breach of the same terms or conditions of the License Agreement that are the subject of the Covered Breaches.

H.            Miscellaneous.

This Amendment is subject to the other terms and conditions of the License Agreement (to the extent not specifically modified hereby), including, without limitation, the confidentiality provisions set forth in Section 17.2 of the License Agreement, the representations and warranties set forth in Sections 18 and 19 of the License Agreement, and the miscellaneous provisions contained in Section 21 of the License Agreement (including, without limitation, the notice provisions of Section 21.5).  Except as expressly contained herein, the License Agreement remains in full force and effect and this Amendment shall not be construed to alter, amend or change any of the other terms or conditions set forth in the License Agreement.  The terms contained in this Amendment supersede and replace prior agreements among the parties, whether written or oral, pertaining to the Covered Breaches, including, without limitation, the Letter and any amendment thereto entered into between the Refurbishment Effective Date and the Refurbishment Execution Date, which Letter and such amendments are hereby terminated and replaced in their entirety by this Amendment with retroactive effect to the Refurbishment Effective Date, the date on which the Letter was executed by the parties.  This Amendment may be executed in one or more counterparts, all of which taken together shall constitute one instrument, and via facsimile.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the date first set forth above.

TDS FRANCHISING, LLC

By:
Name:
Title:

HOOP RETAIL STORES, LLC

By:
Name:
Title:

HOOP CANADA, INC.

By:
Name:
Title:

THE CHILDREN’S PLACE
RETAIL STORES, INC.

By:
Name:
Title:

Schedule 1

Defined Terms

As used in this Amendment, the following capitalized terms shall have the respective meanings set forth below:

“2007 Model Design” has the meaning specified in Section A.1(a) hereof.

“Amendment” has the meaning specified in the Preamble hereto.

“Covered Breaches” means an aggregate of one hundred twenty (120) Material Breaches of the License Agreement that are alleged by TDSF to have been committed by Licensee and that consist of the following:  (i) the failure to Refurbish the eighty-six (86) Facilities listed on Schedule 2 hereto within the time period required under Section 9.3.5(b)(ii)(A) of the License Agreement; (ii) the failure to Refurbish the twenty-five (25) Facilities listed on Schedule 3 hereto within the time period required under Section 9.3.5(b)(ii)(B) of the License Agreement; (iii) the failure to Refurbish the four (4) Outlet Facilities listed on Schedule 4 hereto within the time period required under the Outlet Acquisition Agreement; (iv) the failure to refresh and remodel the Michigan Avenue Store within the time period required under the Michigan Purchase Agreement; (v) the failure to obtain TDSF’s prior written consent to the opening of the two (2) Store Facilities in the locations identified on Schedule 5 hereto that, within the prior two (2) years, had been TCP stores, as required by Section 9.3.1(c) of the License Agreement; and (vi) the failure to provide TDSF with written notice of the TCP Board Meetings held on March 22, 2006 and January 10, 2007, as required by Section 9.13.1(a) of the License Agreement.

“Hoop Canada” has the meaning specified in the Preamble hereto.

“Hoop USA” has the meaning specified in the Preamble hereto.

“Letter” has the meaning specified in the Recitals hereto.

“License Agreement” has the meaning specified in the Recitals hereto.

“Licensee” has the meaning specified in the Preamble hereto.

“Michigan Avenue Store” means the Store Facility located at 717 North Michigan Avenue, Chicago, Illinois.

“Michigan Purchase Agreement” means the Store Purchase Agreement entered into in April 2005 among Disney Credit Card Services, Inc., Hoop USA and TCP.

“Mickey Retrofit Plan” has the meaning specified in Section A.2(a) hereof.

“Mickey Stores” has the meaning specified in Section A.2(a) hereof.

“Non-Core Required Refurbishment Date” means, with respect to any Non-Core Store with respect to which the original Lease Agreement has been renewed or extended pursuant to a Long-Term Lease, either (x) the date that is eighteen (18) months following the date of expiration or termination of the initial term of the original Lease Agreement for such Non-Core Store if the renewal or extension pursuant to a Long-Term Lease occurs before January 31, 2008 or (y) twelve (12) months following the date of expiration or termination of the initial term of the original Lease Agreement for such Non-Core Store in all other cases.  In the case of each of the preceding subparagraphs (x) and (y), the date of expiration or termination of the initial term of the original Lease Agreement for the respective Non-Core Store shall be determined without regard to any renewal, month-to-month tenancy, option exercise or other extension.

“Outlet Acquisition Agreement” means the Store Acquisition Agreement dated as of August 2, 2005, between Disney Direct Marketing Services, Inc. and Hoop USA.

“P&G Maintenance Plan” has the meaning specified in Section A.3(b) hereof.

“P&G Stores” has the meaning specified in Section A.3(a) hereof.

“Quarterly Compliance Certification” has the meaning specified in Section A.6 hereof.

“TCP” has the meaning specified in the Preamble hereto.

“TDSF” has the meaning specified in the Preamble hereto.

“TDSF Conditional Forbearance” has the meaning specified in Section G hereof.

Schedule 2

86 Facilities Not Refurbished Within the Time Period Required
Under Section 9.3.5(b)(ii)(A) of the License Agreement

#	TCP Store #	Mall Name	City	St	Cntry
1.	[REDACTED]**	[REDACTED]**	[REDACTED]**	MD	USA
2.	[REDACTED]**	[REDACTED]**	[REDACTED]**	NY	USA
3.	[REDACTED]**	[REDACTED]**	[REDACTED]**	CA	USA
4.	[REDACTED]**	[REDACTED]**	[REDACTED]**	CA	USA
5.	[REDACTED]**	[REDACTED]**	[REDACTED]**	AL	USA
6.	[REDACTED]**	[REDACTED]**	[REDACTED]**	NH	USA
7.	[REDACTED]**	[REDACTED]**	[REDACTED]**	MO	USA
8.	[REDACTED]**	[REDACTED]**	[REDACTED]**	CA	USA
9.	[REDACTED]**	[REDACTED]**	[REDACTED]**	CT	USA
10.	[REDACTED]**	[REDACTED]**	[REDACTED]**	RI	USA
11.	[REDACTED]**	[REDACTED]**	[REDACTED]**	NC	USA
12.	[REDACTED]**	[REDACTED]**	[REDACTED]**	AZ	USA
13.	[REDACTED]**	[REDACTED]**	[REDACTED]**	NY	USA
14.	[REDACTED]**	[REDACTED]**	[REDACTED]**	VA	USA
15.	[REDACTED]**	[REDACTED]**	[REDACTED]**	AZ	USA
16.	[REDACTED]**	[REDACTED]**	[REDACTED]**	NM	USA
17.	[REDACTED]**	[REDACTED]**	[REDACTED]**	PA	USA
18.	[REDACTED]**	[REDACTED]**	[REDACTED]**	KY	USA
19.	[REDACTED]**	[REDACTED]**	[REDACTED]**	CA	USA

** This information is confidential and has been omitted and separately filed with the Securities and Exchange Commission.

#	TCP Store #	Mall Name	City	St	Cntry
20.	[REDACTED]**	[REDACTED]**	[REDACTED]**	TX	USA
21.	[REDACTED]**	[REDACTED]**	[REDACTED]**	NC	USA
22.	[REDACTED]**	[REDACTED]**	[REDACTED]**	PA	USA
23.	[REDACTED]**	[REDACTED]**	[REDACTED]**	NJ	USA
24.	[REDACTED]**	[REDACTED]**	[REDACTED]**	IN	USA
25.	[REDACTED]**	[REDACTED]**	[REDACTED]**	TX	USA
26.	[REDACTED]**	[REDACTED]**	[REDACTED]**	MA	USA
27.	[REDACTED]**	[REDACTED]**	[REDACTED]**	TX	USA
28.	[REDACTED]**	[REDACTED]**	[REDACTED]**	PA	USA
29.	[REDACTED]**	[REDACTED]**	[REDACTED]**	NY	USA
30.	[REDACTED]**	[REDACTED]**	[REDACTED]**	PA	USA
31.	[REDACTED]**	[REDACTED]**	[REDACTED]**	OH	USA
32.	[REDACTED]**	[REDACTED]**	[REDACTED]**	CA	USA
33.	[REDACTED]**	[REDACTED]**	[REDACTED]**	TN	USA
34.	[REDACTED]**	[REDACTED]**	[REDACTED]**	NY	USA
35.	[REDACTED]**	[REDACTED]**	[REDACTED]**	MA	USA
36.	[REDACTED]**	[REDACTED]**	[REDACTED]**	PA	USA
37.	[REDACTED]**	[REDACTED]**	[REDACTED]**	IL	USA
38.	[REDACTED]**	[REDACTED]**	[REDACTED]**	FL	USA
39.	[REDACTED]**	[REDACTED]**	[REDACTED]**	PA	USA
40.	[REDACTED]**	[REDACTED]**	[REDACTED]**	CA	USA

** This information is confidential and has been omitted and separately filed with the Securities and Exchange Commission.

#	TCP Store #	Mall Name	City	St	Cntry
41.	[REDACTED]**	[REDACTED]**	[REDACTED]**	NY	USA
42.	[REDACTED]**	[REDACTED]**	[REDACTED]**	WI	USA
43.	[REDACTED]**	[REDACTED]**	[REDACTED]**	OK	USA
44.	[REDACTED]**	[REDACTED]**	[REDACTED]**	CA	USA
45.	[REDACTED]**	[REDACTED]**	[REDACTED]**	IL	USA
46.	[REDACTED]**	[REDACTED]**	[REDACTED]**	NJ	USA
47.	[REDACTED]**	[REDACTED]**	[REDACTED]**	CA	USA
48.	[REDACTED]**	[REDACTED]**	[REDACTED]**	ON	Canada
49.	[REDACTED]**	[REDACTED]**	[REDACTED]**	MB	Canada
50.	[REDACTED]**	[REDACTED]**	[REDACTED]**	CT	USA
51.	[REDACTED]**	[REDACTED]**	[REDACTED]**	FL	USA
52.	[REDACTED]**	[REDACTED]**	[REDACTED]**	AB	Canada
53.	[REDACTED]**	[REDACTED]**	[REDACTED]**	FL	USA
54.	[REDACTED]**	[REDACTED]**	[REDACTED]**	MA	USA
55.	[REDACTED]**	[REDACTED]**	[REDACTED]**	MO	USA
56.	[REDACTED]**	[REDACTED]**	[REDACTED]**	PA	USA
57.	[REDACTED]**	[REDACTED]**	[REDACTED]**	MD	USA
58.	[REDACTED]**	[REDACTED]**	[REDACTED]**	IL	USA
59.	[REDACTED]**	[REDACTED]**	[REDACTED]**	CA	USA
60.	[REDACTED]**	[REDACTED]**	[REDACTED]**	FL	USA
61.	[REDACTED]**	[REDACTED]**	[REDACTED]**	NC	USA

** This information is confidential and has been omitted and separately filed with the Securities and Exchange Commission.

#	TCP Store #	Mall Name	City	St	Cntry
62.	[REDACTED]**	[REDACTED]**	[REDACTED]**	NC	USA
63.	[REDACTED]**	[REDACTED]**	[REDACTED]**	FL	USA
64.	[REDACTED]**	[REDACTED]**	[REDACTED]**	OR	USA
65.	[REDACTED]**	[REDACTED]**	[REDACTED]**	NY	USA
66.	[REDACTED]**	[REDACTED]**	[REDACTED]**	IN	USA
67.	[REDACTED]**	[REDACTED]**	[REDACTED]**	PA	USA
68.	[REDACTED]**	[REDACTED]**	[REDACTED]**	FL	USA
69.	[REDACTED]**	[REDACTED]**	[REDACTED]**	NY	USA
70.	[REDACTED]**	[REDACTED]**	[REDACTED]**	NY	USA
71.	[REDACTED]**	[REDACTED]**	[REDACTED]**	WA	USA
72.	[REDACTED]**	[REDACTED]**	[REDACTED]**	GA	USA
73.	[REDACTED]**	[REDACTED]**	[REDACTED]**	TX	USA
74.	[REDACTED]**	[REDACTED]**	[REDACTED]**	MI	USA
75.	[REDACTED]**	[REDACTED]**	[REDACTED]**	KS	USA
76.	[REDACTED]**	[REDACTED]**	[REDACTED]**	CO	USA
77.	[REDACTED]**	[REDACTED]**	[REDACTED]**	IA	USA
78.	[REDACTED]**	[REDACTED]**	[REDACTED]**	PA	USA
79.	[REDACTED]**	[REDACTED]**	[REDACTED]**	CO	USA
80.	[REDACTED]**	[REDACTED]**	[REDACTED]**	NM	USA
81.	[REDACTED]**	[REDACTED]**	[REDACTED]**	WV	USA
82.	[REDACTED]**	[REDACTED]**	[REDACTED]**	CA	USA

** This information is confidential and has been omitted and separately filed with the Securities and Exchange Commission.

#	TCP Store #	Mall Name	City	St	Cntry
83.	[REDACTED]**	[REDACTED]**	[REDACTED]**	CA	USA
84.	[REDACTED]**	[REDACTED]**	[REDACTED]**	VA	USA
85.	[REDACTED]**	[REDACTED]**	[REDACTED]**	VA	USA
86.	[REDACTED]**	[REDACTED]**	[REDACTED]**	MO	USA

** This information is confidential and has been omitted and separately filed with the Securities and Exchange Commission.

Schedule 3

25 Facilities Not Refurbished Within the Time Period Required
Under Section 9.3.5(b)(ii)(B) of the License Agreement

#	TCP Store #	Mall Name	City	St	Cntry
1.	[REDACTED]**	[REDACTED]**	[REDACTED]**	MI	USA
2.	[REDACTED]**	[REDACTED]**	[REDACTED]**	NY	USA
3.	[REDACTED]**	[REDACTED]**	[REDACTED]**	CO	USA
4.	[REDACTED]**	[REDACTED]**	[REDACTED]**	NJ	USA
5.	[REDACTED]**	[REDACTED]**	[REDACTED]**	ON	Canada
6.	[REDACTED]**	[REDACTED]**	[REDACTED]**	CA	USA
7.	[REDACTED]**	[REDACTED]**	[REDACTED]**	CA	USA
8.	[REDACTED]**	[REDACTED]**	[REDACTED]**	ON	Canada
9.	[REDACTED]**	[REDACTED]**	[REDACTED]**	FL	USA
10.	[REDACTED]**	[REDACTED]**	[REDACTED]**	TX	USA
11.	[REDACTED]**	[REDACTED]**	[REDACTED]**	GA	USA
12.	[REDACTED]**	[REDACTED]**	[REDACTED]**	OH	USA
13.	[REDACTED]**	[REDACTED]**	[REDACTED]**	TX	USA
14.	[REDACTED]**	[REDACTED]**	[REDACTED]**	TX	USA
15.	[REDACTED]**	[REDACTED]**	[REDACTED]**	PA	USA
16.	[REDACTED]**	[REDACTED]**	[REDACTED]**	AB	Canada
17.	[REDACTED]**	[REDACTED]**	[REDACTED]**	PA	USA
18.	[REDACTED]**	[REDACTED]**	[REDACTED]**	LA	USA
19.	[REDACTED]**	[REDACTED]**	[REDACTED]**	AZ	USA

** This information is confidential and has been omitted and separately filed with the Securities and Exchange Commission.

#	TCP Store #	Mall Name	City	St	Cntry
20.	[REDACTED]**	[REDACTED]**	[REDACTED]**	OH	USA
21.	[REDACTED]**	[REDACTED]**	[REDACTED]**	OH	USA
22.	[REDACTED]**	[REDACTED]**	[REDACTED]**	TX	USA
23.	[REDACTED]**	[REDACTED]**	[REDACTED]**	OH	USA
24.	[REDACTED]**	[REDACTED]**	[REDACTED]**	NV	USA
25.	[REDACTED]**	[REDACTED]**	[REDACTED]**	MI	USA

** This information is confidential and has been omitted and separately filed with the Securities and Exchange Commission.

Schedule 4

4 Outlets Facilities Not Refurbished Within the Time Period Required
Under the Outlet Acquisition Agreement

#	TCP Store #	Mall Name	City	St	Cntry
1.	[REDACTED]**	[REDACTED]**	[REDACTED]**	[REDACTED]**	USA
2.	[REDACTED]**	[REDACTED]**	[REDACTED]**	[REDACTED]**	USA
3.	[REDACTED]**	[REDACTED]**	[REDACTED]**	[REDACTED]**	USA
4.	[REDACTED]**	[REDACTED]**	[REDACTED]**	[REDACTED]**	USA

** This information is confidential and has been omitted and separately filed with the Securities and Exchange Commission.

Schedule 5

Facilities Converted From TCP Stores

1.             Jackson Premium Outlets, Jackson, New Jersey

2.             Grapevine Mills, Grapevine, Texas

Exhibit 1-A

2007 Model Design
Implementation Schedule for the First Nine (9) Facilities

	Location	Type	First Licensee Submission (Construction Documents)	Second Licensee Submission (Construction Documents)	Store Opening
1.	Willowbrook Mall, Houston, TX	Remodel/Relo	5/16/2007	6/13/2007	12/31/2007
2.	[REDACTED]**	Remodel/Mickey	6/20/2007	7/18/2007	12/31/2007
3.	[REDACTED]**	Remodel/Relo	05/31/2008	06/30/2008	9/30/2008*
4.	[REDACTED]**	Remodel/Mickey	6/20/2007	7/18/2007	12/31/2007
5.	[REDACTED]**	Remodel/Relo	05/31/2008	06/30/2008	9/30/2008
6.	[REDACTED]**	Outlet/DDM	7/5/2007	8/9/2007	12/31/2007
7.	[REDACTED]**	Outlet/Relo	7/19/2007	8/23/2007	12/31/2007
8.	[REDACTED]**	Mall/Relo	7/6/2007	8/9/2007	12/31/2007
9.	[REDACTED]**	Outlet/DDM	7/5/2007	8/9/2007	12/31/2007

* Licensee may, at its election, either (i) relocate this Facility to another location and remodel it in accordance with the 2007 Model Design by 9/30/2008 or (ii) maintain this Facility at its current location and refresh it in accordance with the P&G Maintenance Plan (rather than the 2007 Model Design) by 6/30/2008.

** This information is confidential and has been omitted and separately filed with the Securities and Exchange Commission.

Exhibit 1-B

2007 Model Design
Implementation Schedule for New Facilities
For Contract Year Ending January 31, 2008 or January 31, 2009

	Location	Type
1.	[REDACTED]** NJ	Outlet/New
2.	[REDACTED]** MI	Outlet/New
3.	[REDACTED]** FL	Mall/New
4.	[REDACTED]** ON	Outlet/New
5.	[REDACTED]** SC	Outlet/New
6.	[REDACTED]** UT	Mall/New
7.	[REDACTED]** NY	Outlet/New
8.	[REDACTED]** PA	Outlet/New
9.	[REDACTED]** CA	Outlet/New
10.	[REDACTED]** PA	Outlet/New
11.	[REDACTED]** CA	Mall/New
12.	[REDACTED]** MD	Outlet/New
13.	[REDACTED]** AZ	[REDACTED]**
14.	[REDACTED]** TX	Outlet/New
15.	[REDACTED]** AZ	[REDACTED]**
16.	[REDACTED]** GA	Outlet/New
17.	[REDACTED]** MS	Outlet/New
18.	[REDACTED]** NC	Outlet/New

** This information is confidential and has been omitted and separately filed with the Securities and Exchange Commission.

Exhibit 2

2007 Model Design
Implementation Schedule
(Including First Nine Facilities from Exhibit 1-A
But Not Including 18 New Facilities from Exhibit 1-B)

Contract Year Ending January 31,
	Store Type	2008*	2009*	2010	2011	2012
1.	Mickey	[REDACTED]**	[REDACTED]**	—	—	—
2.	Pink & Green	[REDACTED]**	[REDACTED]**	[REDACTED]**	[REDACTED]**	[REDACTED]**
3.	Pipe Rail	[REDACTED]**	[REDACTED]**	—	[REDACTED]**	[REDACTED]**
4.	Millennium	[REDACTED]**	—	[REDACTED]**	—	—
5.	Former Disney Direct Marketing Outlets	[REDACTED]**	[REDACTED]**	—	—	—

*   For purposes of clarification, all seven (7) of the Facilities listed on this Exhibit 2 for the Contract Year ending January 31, 2008 and two (2) of the Facilities listed on this Exhibit 2 for the Contract Year ending January 31, 2009 are Facilities that are listed on Exhibit 1-A, and the specific timelines set forth on Exhibit 1-A shall be controlling with respect to the Facilities listed on Exhibit 1-A but repeated on this Exhibit 2.

** This information is confidential and has been omitted and separately filed with the Securities and Exchange Commission.

Exhibit 3

Mickey Retrofit Plan Test Sites

	Location	First Licensee Submission (Program Scope)	Second Licensee Submission (Final Program Scope and Construction Documents)	Completion of Construction
1.	Concord Mall, Wilmington, DE	5/9/2007	5/11/2007	9/15/2007
2.	Galleria at Tyler, Riverside, CA	4/15/2007	7/5/2007	12/15/2007*

* This completion date accepted by TDSF solely on the condition that Licensee has committed to removing the storefront and installing an entirely new storefront design (without the Mickey Mouse ears), which will require architectural drawings, permits and landlord approval.

Exhibit 4

P&G Maintenance Plan Test Sites

	Location	First Licensee Submission (Program Scope)	Second Licensee Submission (Final Program Scope and Construction Documents)	Completion of Construction
1.	Montebello Town Center, Montebello, CA	03/31/2007	05/16/2007	06/21/2007
2.	Montclair Plaza, Montclair, CA	03/31/2007	05/16/2007	06/21/2007

Exhibit 5

Refurbishment Costs

Refurbishment Obligation	Per Location Cost	Total Cost
2007 Model Design
Pink & Green	108 locations @ appx. $650,000	$70,200,000
Piperail	86 locations @ appx. $650,000	55,900,000
Mickey	35 locations @ appx. $650,000	22,750,000
Millennium	2 locations @ appx. $650,000	1,300,000
Disney Direct Marketing Outlets	5 locations @ appx. $550,000	2,750,000
Mickey Retrofit Plan	35 locations @ appx. $150,000	5,250,000
P&G Maintenance Plan	118 locations @ appx. $75,000	8,850,000
Michigan Avenue Store	1 location @ at least $200,000	200,000
Castle Maintenance	11 locations @ $75,000	825,000
Castle Retrofit	5 locations @ $150,000	750,000
Subtotal		$168,775,000
Contingency		$6,225,000
TOTAL		$175,000,000

Exhibit 6

DTR Product Categories

From time to time during the Term, upon the request of TDSF, Licensee agrees to consider in good faith proposed amendments to this Schedule 1(c) that are recommended by TDSF and approve any such amendments that, in the business judgment of Licensee, reasonably reflect changes that have occurred in the merchandising plans and other operations of the Facilities and/or changes in the children’s specialty retail industry.

As used herein, “Kids” refers to the applicable products intended for use primarily by children up to and including the age of fourteen (14).

Kids Toys

Kids Tech
Kids Educational
Kids Action Figures & Playsets
Kids Dolls & Doll Accessories
Other Kids Toys

Kids Plush

Kids Standard
Kids Oversize
Baby
Kids Holiday
Kids Bean Bag
Kids Fashion
Other Kids Plush

Kids Hardlines

Kids Home Décor – Walls
Kids Home Décor – Furniture
Kids Tabletop
Kids Bed, Bath & Room
Kids Stationery

Kids Seasonal

Kids Christmas
Kids Halloween
Kids Other Holiday

Kids Roleplay

Kids Costumes & Accessories

Kids Softlines

Kids (14 and under) Apparel
Kids (14 and under) Outerwear
Kids Swimwear & Coverups
Kids Accessories (includes bags and hat categories and traditional accessory items)
Kids Jewelry & Watches
Kids Sleepwear
Kids Underwear & Socks
Kids Footwear
Kids Towels

Infant/Newborn

Infant/Newborn Apparel
Infant/Newborn Accessories and Footwear